Second Quarter 2020 Earnings Presentation July 21, 2020

Forward–Looking Statements Certain statements contained in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the timing, benefits, costs, and synergies of the proposed merger with Franklin Financial Network, Inc. (“Franklin”) (the “Franklin merger”) and of the recent merger with FNB Financial Corp. (“FNB”) (together with the Franklin merger, the “mergers”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and a continued slowdown in economic growth in the local or regional economies in which we operate and/or the US economy generally, (2) the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, (3) changes in government interest rate policies, (4) our ability to effectively manage problem credits, (5) the risk that the cost savings and any revenue synergies from the mergers or another acquisition may not be realized or may take longer than anticipated to be realized, (6) disruption from the mergers with customer, supplier, or employee relationships, (7) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with Franklin, (8) the failure to obtain necessary regulatory approvals for the Franklin merger, (9) the possibility that the costs, fees, expenses, and charges related to the Franklin merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (10) the failure of the conditions to the Franklin merger to be satisfied, (11) the risks related to the integrations of the combined businesses following the Franklin merger, including the risk that the integration will be materially delayed or will be more costly or difficult than expected, (12) the diversion of management time on issues related to the mergers, (13) the ability of FB Financial to effectively manage the larger and more complex operations of the combined company following the Franklin merger, (14) the risks associated with FB Financial’s pursuit of future acquisitions, (15) reputational risk and the reaction of the parties’ respective customers to the mergers, (16) FB Financial’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, (17) the risk of potential litigation or regulatory action related to the Franklin merger, and (18) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors which could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond FB Financial’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this presentation, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the company. FB Financial qualifies all forward-looking statements by these cautionary statements 1

Use of non-GAAP financial measures This presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non‐GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, adjusted pro forma net income, adjusted pro forma diluted earnings per share, pre-tax, pre-provision earnings, adjusted pre-tax, pre- provision earnings, adjusted pre-tax, pre-provision earnings per share, core noninterest expense, core revenue, core noninterest income, core efficiency ratio (tax-equivalent basis), banking segment core efficiency ratio (tax-equivalent basis), mortgage segment core efficiency ratio (tax-efficiency basis), adjusted mortgage contribution, adjusted return on average assets, equity and tangible common equity, pre-tax, pre-provision return on average assets, equity and tangible common equity, pro forma return on average assets and equity, pro forma adjusted return on average assets, equity and tangible common equity and adjusted pre-tax, pre-provision return on average assets, equity and tangible common equity, adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses as a percentage of loans held for investment, which excludes the impact of PPP loans. Each of these non- GAAP metrics excludes certain income and expense items that the Company’s management considers to be non‐core/adjusted in nature. The Company refers to these non‐GAAP measures as adjusted or core measures. The corresponding Earnings Release also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, return on average tangible common equity, and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. The following tables provide a reconciliation of these measures to the most directly comparable GAAP financial measures. 2

Aggressively managing for impact of COVID-19 ▪No pandemic related reductions in force, and remote work environment has been effective Health and ▪Branch lobby service had been reinstated across the footprint with sneeze guards and social distancing Safety methods in place ▪Re-suspending lobby access in selected facilities as case counts rise ▪Annualized deposit growth of 43.1% in 2Q 2020, resulting in Loans HFI / Deposits of 81.1% ▪On balance sheet and contingent liquidity increased to $4.7 billion, an increase of $0.4 billion from Liquidity March 31, 2020 ▪Monitoring movement of recent influx of deposits ▪Total Risk Based Capital ratio increased to 13.2% as of June 30, 2020 from 12.5% as of March 31, 2020 on the strength of $57.8 million in adjusted pre-tax, pre-provision earnings1 for the quarter Capital ▪Increased Allowance for Credit Losses to 2.34% of Loans HFI, or 2.51% adjusted to exclude PPP loans1 ▪Received investment grade rating from Kroll Bond Rating Agency ▪Mortgage continues to capitalize on low rate environment, delivered $33.6 million in total mortgage direct contribution in the second quarter Profitability ▪Cost of interest bearing deposits declined by 33 bps from 1Q 2020 to 2Q 2020 ▪$560.2 million in time deposits with a weighted average cost of 1.75% mature in 2H 2020 ▪Assessing growth opportunities while balancing capital preservation and asset quality ▪Continue to prioritize serving existing customer base Growth ▪Successful in converting select prospects into customers in various markets ▪Seeing anecdotal buoyancy in certain markets as re-opening efforts have been initiated ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures. 3

Markets have reopened for economic activity

Government Guidance on Economic Activity

Market	Retail	Restaurant	Close Contact Providers	Entertainment Venues	Gyms	Mask Orders	Map Key
Tennessee[1]	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	50% Capacity	Open w/ Distancing	County by county, no mandate	
Georgia[2]	50% Capacity	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Encourages, no mandate	
Kentucky[3]	50% Capacity	50% Capacity	Open w/ Distancing	50% Capacity	50% Capacity	Yes, effective July 9	
Alabama[4]	50% Capacity	Open w/ Distancing	Open w/ Distancing	50% Capacity	50% Capacity	Yes, effective July 7	
Davidson County[5]	75% Capacity	50% Capacity	50% Capacity	Open w/ Distancing	50% Capacity	Yes, effective June 28	
Shelby County[6]	50% Capacity	Open w/ Distancing	Open w/ Distancing	Open, 18 ft of Distance	50% Capacity	Yes, effective July 3	

FBK County Footprint Reopening Map



Paducah
MISSOURI
Hopkinsville
Murray
Clarksville
Gallatin
Columbia
Somerset
London
Corbin
Kingsport
Bristol
Johnson City
Morristown
Asheville
Athens
Cleveland
Spartanburg
Greenville
Anderson

[1] Source: tn.gov/governor/covid-19. Tennessee Pledge [2] Source: georgia.org/covid19bizguide#other. Governor Kemp's Statewide Executive Order: Guidelines for Businesses. [3] Source: govstatus.egov.com. Healthy at Work – Reopening Kentucky. [4] Source: alabamapublichealth.gov. Order of the State Health Officer Amended June 30, 2020. [5] Source: huschblackwell.com. Tennessee: State-by-State COVID-19 Guidance July 3, 2020 [6] Source: shelbycountytn.gov. Public Health Directive Updated July 9, 2020.

4

And many customers are executing on the reopening Color from the field ▪ “On the whole, our market is performing well. We do a fair amount of business with trucking operators, which we view as a leading indicator of the economy. May was a down month for that group, but they have bounced back and are near full capacity in June and July. Homebuilders in our area are also having solid years. Our C&I clients are generally performing well and are cautiously optimistic, but they are continuing to build liquidity in the face of uncertainty. Our hospitality loans are still dealing with a lack of travel, but we’re not seeing any signs of permanent weakness there yet.” – Jim Mosby, Nashville Regional President ▪ “The East Region is doing well. We are seeing continued demand on real estate transactions that have had prior momentum, but less demand for new business as prospecting meetings have been hampered by work from home policies. On the credit side, we did a survey for all of our clients above $250 thousand in balances that received either stimulus money or a deferral. The strong majority of those customers thought that things would be fine, and many took the funding as a security blanket and they were facing uncertain times. As PPP and stimulus money starts to run out, we are increasingly monitoring those smaller credits that have had to rely on the government aid.” – Nathan Hunter, East Tennessee Regional President ▪ “The Region has performed well in the first half of 2020. Loan demand continues to be solid across the footprint, with real estate as the top area of demand in most markets, particularly the smaller markets. Deposit production has remained robust in all markets, in part due to some clients postponing planned expansions and equipment purchases because of the current state of economic uncertainty. Competition for stronger credits is fierce, and we are winning our share of these deals but remain unwilling to sacrifice prudent underwriting standards in the process. Reasonable competition on pricing is acceptable and necessary; however, losing our credit discipline is not an option.” – David Burden, West Tennessee Regional President ▪ “Our customers are optimistic and generally are having good years. Loan demand remains active and strong, but we’re not seeing many large deals. COVID has not impacted our area of Tennessee as much as some of the larger metropolitan markets. We are still waiting to see if we’ll be more impacted, but generally the portfolio is performing very well.” – Troy Martin, South Central Tennessee Area President ▪ “Loan demand is good for small to mid-size deals. Our customers are optimistic, and economic activity has remained robust in Huntsville and Northwest Alabama. Despite a good market backdrop, prospecting efforts have been somewhat impacted by the lack of ability to have face-to-face meetings, and we are getting a few regrettable payoffs as customers sell buildings / properties due to the lack of inventory in our footprint. I would expect a steady second half for us.” – Mike McCrary, North Alabama Area President 5

While we continue to work with impacted customers

Deferral programs

- First deferral held no requirements; granting of second deferrals are being decided on a case-by-case basis
- Standard consumer loan received 2-payment relief; standard commercial loan received 90 day principal and interest forbearance; relationship managers had authority to offer plans that varied from the standard
- Continuing to monitor as first deferral periods expire
- Working with customers in industries disproportionately affected by social distancing restrictions, including hospitality and restaurants
- Of $918 million loans given a first deferral, approximately 61% are still in the first deferral period
- Approximately 15% of loans initially deferred have requested and been approved for a second deferral
- Approximately 5.5% of loans held in our mortgage servicing portfolio were in forbearance as of June 30, 2020

Total first deferrals by type ($918 million[1])



$354.8
21.3%
$321.7
34.8%
$82.5
14.9%
$45.3
39.4%
$14.2
6.0%
$83.6
11.3%
$16.1
5.7%
C&I[3]
CRE
C&D
Multifamily
1-4 Family HELOC
1-4 Family
Consumer & Other

Second deferrals by type ($138 million[2])



$46.8
2.8%
$76.9
8.3%
$3.5
0.6%
$2.2
1.9%
$0.5
$7.4
1.0%
$0.3
C&I[3]
CRE
C&D
Multifamily
1-4 Family HELOC
1-4 Family
Consumer & Other

[1] Balances based on deferral participants' loan balances outstanding as of June 30, 2020. %'s are deferrals as a percentage of total outstanding balances in each reporting category as of June 30, 2020.
[2] Balances based on deferral participants' as of July 15, 2020 and loan balances outstanding as of June 30, 2020. %'s are deferrals as a percentage of each reporting category as of June 30, 2020.
[3] Includes owner-occupied CRE, excludes PPP loans.

6

FirstBank

2Q 2020 highlights

Key highlights

- Originated and funded $314.7 million in Paycheck Protection Program loans, expected to create $5.5 million[1] in fee income over the remaining life of the loans
- Increased on-balance sheet liquidity to 14.0% of tangible assets from 12.0% in 1Q 2020; lowered loans HFI / deposits to 81.1%
- Additional provisioning increased Adjusted ACL / Gross Loans HFI (excluding PPP loans) [2] of 2.51%
- Adjusted pre-tax, pre-provision earnings[2] of $57.8 million, up 73.0% over 1Q 2020, resulting in adjusted pre-tax, pre-provision ROAA[2] of 3.29%
- Continued customer-focused balance sheet growth resulting in a net interest margin of 3.50% for 2Q 2020
  - Contractual yield on loans of 4.57%, down 39 bps from 1Q 2020; PPP loans had an 18 bps impact on contractual yield
  - Cost of total deposits of 0.65%, down 29 bps from 1Q 2020
- Total pre-tax mortgage contribution of $33.6 mm in 2Q 2020
- Customer deposits grew to $5.94 bn, a 43.6% annualized increase from 1Q 2020
  - 23.4% year-over-year growth
- Loans (HFI) of $4.83 bn, a 22.8% annualized increase from 1Q 2020
  - 5.2% year-over-year growth, excluding impact of $314.7 million in PPP loans
- Received shareholder approval on Franklin Financial Network acquisition on June 15, 2020

Financial results

	2Q 2020
Diluted earnings per share	$0.70
Adjusted diluted earnings per share[2]	$0.74
Net income ($mm)	$22.9
Adjusted net income[2] ($mm)	$24.1
Return on average assets	1.30%
Return on average equity	11.6%
Adjusted pre-tax, pre-provision earnings[2] ($mm)	$57.8
Adjusted pre-tax, pre-provision return on average assets[2]	3.29%
Adjusted pre-tax, pre-provision return on average tangible common equity[2]	38.6%
Net interest margin	3.50%
Impact of accretion and nonaccrual interest (bps)	7
Efficiency ratio	58.9%
Core efficiency ratio[2]	57.5%
Tangible common equity / tangible assets[2]	8.7%

[1] Fee income is net of 3rd party origination fees and allocated deferred salaries and incentives.

[2] Results are non-GAAP financial measures that adjust GAAP reported net income, total assets, equity and other metrics for certain intangibles, income and expense items as outlined in the non-GAAP reconciliation calculations, using a combined marginal income tax rate of 26.06% excluding one-time items. See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures.

7

Strong liquidity position ◼ Customer deposit base has seen consistent growth in On Balance Sheet Liquidity balances over the past 12 months and remains a stable base of funding and liquidity On-Balance Sheet Liqudity On balance sheet liquidity / tangible assets $988.5 $1,000.0 ◼ $900.0 Monitoring liquidity in secondary mortgage markets and $773.5 impact of servicing requirements $800.0 $700.0 $581.4 $550.7 $600.0 $547.9 14.0% ◼ Isolated and limited draw downs on commercial lines and $500.0 12.0% $400.0 9.5% 9.9% 9.3% HELOC since mid-March, continue daily monitoring $300.0 $200.0 $100.0 ◼ Monitoring movement of recent influx of deposits $- 2Q19 3Q19 4Q19 1Q20 2Q20 Loans HFI / Customer Deposits Sources of Liquidity 2Q 2020 89.7% 89.1% 88.7% Current On-Balance Sheet: 85.3% Cash and Equivalents $717.6 81.3% Unpledged Securities 266.6 Equity Securities 4.3 Total On-Balance Sheet $988.5 Available Sources of Liquidity: Brokered CDs and Unsecured Lines $2,083.0 FHLB 524.7 Discount Window 1,055.3 Total Available Sources $3,663.0 2Q19 3Q19 4Q19 1Q20 2Q20 8

Core deposit franchise provides stable liquidity Total deposits ($mm) Cost of deposits Customer deposits Brokered and internet time deposits Noninterest bearing (%) Cost of total deposits (%) 35.0% 29.8% $5,953 30.0% 24.7% 24.5% 24.8% $5,377 $15 25.0% 23.0% $4,843 $4,922 $4,935 $20 20.0% $25 $20 $30 1.14% 1.11% 15.0% 1.02% $5,938 0.94% $5,357 $4,915 10.0% $4,813 $4,897 0.65% 5.0% 0.0% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Noninterest bearing deposits1 ($mm) Deposit composition Time 20% Noninterest- bearing checking Savings 30% 5% $1,775 $1,336 Money market Interest-bearing $1,214 $1,208 checking $1,112 24% 21% 2Q19 3Q19 4Q19 1Q20 2Q20 51% Checking accounts ¹ Includes mortgage servicing-related deposits of $70.4mm, $121.4mm, $92.6mm, $110.1mm and $149.1mm for the quarters ended June 30, 2019, September 30, 2019, December 31, 2019, March 31, 2020 and June 30, 2020, respectively. 9

Well-capitalized headed into recession Capital position Tangible book value per share3 2Q19 1Q202 2Q201,2 Shareholder’s equity/Assets 12.1% 11.8% 11.1% $19.07 $18.35 TCE/TA² 9.2% 9.1% 8.7% $11.56 $11.58 Common equity 10.4% 11.0% 11.4% tier 1/Risk-weighted assets 3Q16 4Q16 1Q20 2Q20 Tier 1 capital/Risk-weighted 11.0% 11.6% 11.9% Simple capital structure assets Total capital/Risk-weighted 11.6% 12.5% 13.2% Tier 2 ACL assets Trust Preferred 9% 4% Tier 1 capital /Average 10.0% 10.3% 9.7% assets Common C&D loans subject to 100% 92% 86% 75% Equity Tier 1 4 Capital risk-based capital threshold 87% CRE loans subject to 100% 267% 231% 215% risk-based capital threshold4 Total regulatory capital: $7361 mm ¹ Total regulatory capital, FB Financial Corporation. 2Q 2020 calculation is preliminary and subject to change. 2 For regulatory capital purposes, the CECL impact over 2020 and 2021 is gradually phased- in from Common Equity Tier 1 Capital to Tier 2 capital. As of March 31 2020 and June 30, 2020, respectively, $31.8 million and $37.8 million are being added back to CET 1 and Tier 1 Capital, and $37.7 million and $43.7 million are being taken out of Tier 2 capital. 3 See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. 4 Risk-based capital at FirstBank as defined in Call Report. 10

FirstBank

Balanced portfolio

Portfolio mix



Other
6%
1-4 family
15%
1-4 family HELOC
5%
Multifamily
2%
C&D
12%
CRE 2
19%
C&I 1
41%

C&I[1] exposure by industry

	Balance Ex. PPP				PPP
	C&I	CRE-OO	Total	% of Total	Loans
Real Estate Rental and Leasing	$ 278.7	$ 97.2	$ 375.9	22.7%	$ 11.5
Retail Trade	65.3	101.1	166.4	10.0%	23.3
Wholesale Trade	100.3	41.8	142.1	8.6%	24.6
Finance and Insurance	125.5	14.6	140.1	8.4%	7.0
Health Care and Social Assistance	52.8	76.8	129.6	7.8%	41.6
Manufacturing	70.7	56.4	127.1	7.7%	44.6
Other Services (except Public Administration)	16.8	78.3	95.1	5.7%	17.0
Accomodation and Food Services	23.7	53.3	76.9	4.6%	15.3
Transportation and Warehousing	51.2	13.3	64.5	3.9%	11.8
Arts, Entertainment and Recreation	27.4	35.2	62.7	3.8%	7.4
Construction	37.3	26.1	63.3	3.8%	39.0
Professional, Scientific and Technical Services	22.6	16.9	39.5	2.4%	29.8
Information	18.1	12.9	30.9	1.9%	3.9
Other	84.8	59.2	144.0	8.7%	37.9
Total	$ 975.0	$ 683.2	$ 1,658.2	100.0%	$ 314.7

CRE[2] exposure by collateral



Other
24%
Office
18%
Hotel
16%
Retail
14%
Manufactured Home
9%
Self Storage
8%
Warehouse / Industrial
7%
Healthcare Facility
5%

C&D exposure by collateral



Other
11%
Hotel
3%
Owner Occ Land
3%
Multi Family
4%
Owner Occ Business Real Estate
4%
Self Storage
5%
Land-Zoned Commercial
9%
Owner Occ 1st Mortgage
13%
Land A&D
23%
1-4 Family to be sold
25%

[1] C&I includes owner-occupied CRE. PPP Loans comprise 16% of C&I loans, or 7% of gross loans (HFI). [2] Excludes owner-occupied CRE.

11

FirstBank

Industries of concern

- Concentrations representative of community bankers serving customers across our communities
- Focused on in-market relationship banking
- Trends better than expected to date as markets reopened in late April / early May, continue monitoring in light of COVID case increases
- Limited SNC exposure overall at 3 credits less than $100 million in aggregate, and none are in these industries of concern
- Summary: While satisfactory to date, continue to monitor closely

Industry exposures / gross loans (HFI)


7.7%
5.3%
4.0%
2.3%
2.1%
1.3%
Retail
Healthcare
Hotel
Other Leisure
Transportation
Restaurant

Industries of concern credit quality


91.5%
4.6%
1.0%
2.8%
Pass
Watch
Special Mention
Substandard

Deferral participants

	First Deferrals		Second Deferrals	
	6/30/20 Participants	6/30/20 Balances	7/15/20 Participants	6/30/20 Balances
Retail	117	$ 142.2	12	$ 20.8
Healthcare	85	41.4	4	3.7
Hotel	53	146.6	19	57.4
Other Leisure	36	39.0	5	9.9
Transportation	114	10.7	5	0.8
Restaurant	75	43.8	6	7.1
Total Industries of Concern	480	$ 423.7	51	$ 99.8
Other Loans HFI	1,472	494.6	43	37.8
Total Loans HFI	1,952	$ 918.3	94	$ 137.6
Industries of Concern / Total	24.6%	46.1%	54.3%	72.5%

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 11 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

12

Retail portfolio – 7.7% of gross loans HFI

- 53% C&I / CRE-OO and 47% CRE Non-OO and Other
- CRE Non-owner occupied and Other
  - Generally smaller strip centers with backing of good guarantors; largest single loan <$8 million
  - High level of tenants paying as agreed; those not paying are working with our borrowers in developing payment plans as locales have reopened
  - Summary: Continue to monitor for issues, so far continued satisfactory performance
- C&I / CRE-OO portfolio
  - Auto dealerships are weathering the downturn; limited supply creating shortages in inventory
  - Summary: Satisfactory performance, continue to monitor, especially regarding reopening trends

Portfolio overview



Car, RV, Boat and ATV Dealers 22%
Gas Stations and Convenience Stores 6%
Sporting goods 3%
Pharmacies and drug stores 2%
Other Retailers <3% 20%
Non-Owner Occ / Other CRE 47%

Credit quality



94.8%
2.2%
1.0%
1.9%
Pass
Watch
Special Mention
Substandard

Deferral participants

	First Deferral			Second Deferral		
	6/30/20 Participants		6/30/20 Balances	7/15/20 Participants		6/30/20 Balances
CRE Non-OO and Other	55	$	82,448	9	$	17,605
C&I and CRE-OO:						
Car, RV, Boat & ATV Dealers	15	$	43,285	-	$	-
Gas Stations and C-Stores	7		3,394	-		-
Pharmacies & Drug Stores	2		1,040	-		-
Sporting Goods	1		88	-		-
Other Miscellaneous Retailers	37		11,964	3		3,178
Total C&I and CRE-OO	62	$	59,771	3	$	3,178
Total Retail Exposure	117	$	142,218	12	$	20,783

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 11 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

13

FB FirstBank

Healthcare portfolio – 5.3% of loans HFI

- Assisted Living / Nursing Care continues to perform well; no known COVID-19 outbreaks at this time
- Offices of Physicians benefitted from the majority of our markets reopening in late April / early May
- Summary: Satisfactory performance to date, continue to monitor

Portfolio overview


Other Healthcare and Social Assistance 25%
Assisted Living / Nursing Care / Continuing Care 37%
Mental Health and Substance Abuse 14%
Offices of Physicians 24%

Credit quality


95.5%
1.5%
0.0%
3.0%
Pass
Watch
Special Mention
Substandard

Deferral participants

	First Deferral		Second Deferral	
	6/30/20 Participants	6/30/20 Balances	7/15/20 Participants	6/30/20 Balances
Assisted Living / Nursing Care / Continuing Care	-	$ -	-	$ -
Offices of Physicians	74	27,938	4	3,708
Mental Health and Substance Abuse	4	5,747	-	-
Other Healthcare and Social Assistance	7	7,713	-	-
Total Healthcare and Social Assistance	85	$ 41,398	4	$ 3,708

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 11 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

14

Hotel portfolio – 4.0% of gross loans HFI

- Occupancy rates vary widely across footprint, with Nashville hotels at approximately 30% - 40%, while other geographies are as high as 80%
- Reports from operators reference leisure properties lead the way, Thursday through Sunday business has picked up
- Confident in the underwriting of our portfolio and the strength of our borrowers
- Two legacy credits acquired in prior acquisitions totalling $4.8 million in outstanding balances accounted for the majority of the increase in substandard loans between 1Q 2020 and 2Q 2020. One other legacy property, highlighted in prior earnings call, continues to be reflected within substandard category with significant reserves recorded
- 53 first deferral participants as of June 30th with $147 million outstanding; 19 second deferral participants as of July 15th with $57 million in outstanding balances
- Summary: Continue to remain concerned about the space, with heavy attention from our teams

Outstanding by location



Out of Market 8%
Other Community 7%
Nashville MSA 36%
Other MSA 13%
Bowling Green MSA 10%
Atlanta MSA 10%
Memphis MSA 16%

Credit quality



85.8%
7.2%
0.5%
6.5%
Pass
Watch
Special Mention
Substandard

Outstanding by flag



Other 11%
Best Western / Choice / Red Lion / Red Roof 12%
Hilton / IHG / Marriott / Wyndham 77%

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 11 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

15

FB FirstBank

Other Leisure – 2.3% of gross loans HFI

- Confidence in portfolio due to current performance and strong guarantors
- Certain categories, such as marinas, have actually benefitted from current backdrop as safe recreational activities are sought
- Exercise operators report improved results since re-openings
- Discussions with clients associated with professional sports or theater operators indicate plans to perform as agreed upon coming out of deferral periods, including specific identified capital calls
- Summary: Satisfactory performance, continue to monitor

Portfolio overview


Other <5%
18%
Marinas
19%
RV Parks and Campgrounds
17%
Fitness and Rec Sports Centers
15%
Historical Sites
13%
Sports Teams and Clubs
10%
Theaters
8%

Credit quality


96.3%
2.0%
0.0%
1.7%
Pass
Watch
Special Mention
Substandard

Deferral participants

	First Deferral		Second Deferral	
	6/30/20 Participants	6/30/20 Balances	7/15/20 Participants	6/30/20 Balances
Marinas	4	$ 13,980	3	$ 8,005
RV Parks and Campgrounds	3	1,768	-	-
Fitness and Recreational Sports Centers	7	5,510	-	-
Historical Sites	-	-	-	-
Sports Teams and Clubs	-	-	-	-
Theaters	4	9,444	-	-
Other	18	8,277	2	1,902
Total Other Leisure	36	$ 38,978	5	$ 9,908

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 11 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

16

Transportation and warehousing – 2.1% of gross loans HFI ◼ Overall satisfactory performance Portfolio overview Other ◼ Larger operators are improving Transportation and Warehousing 16% ◼ One small trucking operator with <$1.5 million in outstandings filed for bankruptcy during the quarter Consumer Charter Transportation ◼ Summary: Overall acceptable results, monitoring for 11% Trucking potential impact to smaller operators 50% Air Travel and Support 23% Credit quality Deferral participants First Deferral Second Deferral 6/30/20 6/30/20 7/15/20 6/30/20 78.0% Participants Balances Participants Balances Trucking 97 $ 9,606 - $ - Air Travel and - - - - Support Consumer Charter 5 832 5 832 Transportation 21.0% Other 12 284 - - Total Transportation 0.0% 1.3% 114 $ 10,722 5 $ 832 and Warehousing Pass Watch Special Mention Substandard Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 11 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. 17

Restaurant – 1.3% of gross loans HFI (ex. PPP)

- Overall satisfactory performance
- Quick service seeing satisfactory results with drive through model
- Full service impacted more heavily given costs to re-open and concerns regarding potential further shut-downs. Portfolio in this category benefit from backing of guarantors
- Largest exposure ($3.9 million) is to an operator currently benefitting from their model, which is a combination of fast casual and bar service
- Summary: Satisfactory performance to date; continue to be concerned about this space as operators face re-engineering their models long-term
- Not included in this exposure disclosure is a diversified food company which also has certain retail outlets, exposure ~$25M; relationship accepted first deferral and not currently performing to par

Portfolio overview



Other
4%
Bars
6%
Limited Service
30%
Full Service
60%

Credit quality



85.4%
3.0%
10.6%
1.1%
Pass
Watch
Special Mention
Substandard

Deferral participants

	First Deferral			Second Deferral		
	6/30/20 Participants		6/30/20 Balances	7/15/20 Participants		6/30/20 Balances
Full Service Restaurants	40	$	25,570	5	$	6,326
Limited-Service Restaurants	26		15,711	1		800
Bars	6		2,122	-		-
Other	3		379	-		-
Total Restaurants	75	$	43,782	6	$	7,126

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 11 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

18

FirstBank

Allowance for credit losses overview

- Current Expected Credit Loss (CECL) Allowance for Credit Losses (ACL) model utilizes a blend of Moody's economic scenarios from June 20, 2020, with resulting key economic data summarized below:

	FQE,			FYE 12/31,			
	3Q 2020	4Q 2020	1Q 2021	2020	2021	2022	2023
GDP (bcw$)	$ 18,243.7	$ 18,387.1	$ 18,533.1	$ 18,260.8	$ 18,919.8	$ 20,040.0	$ 20,830.4
Annualized % Change	19.8%	3.2%	3.2%	(4.3%)	3.6%	5.9%	4.0%
Total Employment (millions)	142.2	143.0	143.6	143.2	145.2	149.7	153.9
Unemployment Rate	9.0%	8.9%	8.7%	8.8%	8.0%	6.0%	4.4%
CRE Price Index	248.975	243.6	243.475	243.6	269.35	308.4	340.425
NCREIF Property Index: Rate of Return	(14.4%)	5.9%	1.2%	(3.7%)	3.2%	4.4%	3.2%

- Key changes to economic assumptions from the prior quarter include:
  - CRE Price Index declining: Current 2021 estimate of 269.4 compares to 284.7 in 1Q 2020 CECL model
  - Unemployment Rate increasing: Current 2021 estimate of 8.0% compares to 6.6% in 1Q 2020 CECL model

ACL / Loans HFI by Category



4Q 2019
1Q 2020
2Q 2020
0.71%
1.95%
2.51%
0.54%
1.17%
0.83%
0.50%
1.98%
3.30%
1.85%
3.81%
6.43%
0.78%
2.46%
3.91%
0.44%
1.75%
1.68%
0.34%
2.52%
2.87%
1.10%
2.56%
2.48%
Gross Loans HFI (Ex. PPP)[2]
Commercial & Industrial[3]
Non-Owner Occ CRE
Construction
Multifamily
1-4 Family Mortgage
1-4 Family HELOC
Consumer & Other

[1]Source: Moody's "June 2020 U.S. Macroeconomic Outlook Baseline and Alternative Scenarios Updated". [2]See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. [3]Commercial and Industrial includes $314.7 million in PPP loans, which has a 15 bps impact on June 30, 2020 ACL / Loans HFI.

19

Asset quality remains solid Nonperforming ratios Classified loans ($mm) NPLs (HFI)/loans (HFI)1 NPAs/assets1,2 $88 0.77% $79 $80 0.74% 0.73% 0.71% $74 0.68% $69 0.59% 0.62% 0.60% 0.43% 0.47% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 LLR/loans HFI (excluding PPP loans)3 Net charge-offs/average loans 2.51% 0.30% 1.95% 0.19% 0.70% 0.72% 0.71% 0.05% 0.05% 0.00% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 ¹ Adoption of CECL resulted in approximately $5.5 million of former PCI loans being reportable as nonperforming loans in 1Q 2020. 2 Includes acquired excess land and facilities held for sale–see page 14 of the Quarterly Financial Supplement. 3 See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. 20

Core earnings power remains intact Adjusted pre-tax, pre-provision return on average assets¹ 2.72% 2.40% 2.34% 2.25% 2.15% 1.81% 2015 2016 2017 2018 2019 YTD 2020 Drivers of profitability Loans/deposits Net interest margin Noninterest income ($mm) Core efficiency ratio1 Loans excluding HFS Loans HFS 101% $145 $142 95% 95% $131 $135 88% 15% 88% $124 73.1% 81% 7% 6% 4.66% 7% 70.6% 11% 19% 4.46% $92 68.1% 4.34% 65.8% 65.4% 4.10% 89% 60.9% 86% 88% 81% 3.97% 70% 69% 3.70% 2015 2016 2017 2018 2019 2Q20 2015 2016 2017 2018 2019 YTD 2015 2016 2017 2018 2019 YTD 2015 2016 2017 2018 2019 YTD 2020 2020 2020 ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. 21

Managing net interest margin through falling rates Historical yield and costs Average interest earning assets Yield on loans Cost of deposits NIM 7.0% $7,000 6.0% $6,000 5.0% $5,000 4.0% $4,000 3.0% $3,000 2.0% $2,000 1.0% $1,000 ($mm) assets -- $0 earning interest Avg. Yields (%) Costs and Yields 2Q19 3Q19 4Q19 1Q20 2Q20 NIM 4.39% 4.28% 4.12% 3.92% 3.50% Impact of accretion and nonaccrual 17 16 21 13 7 interest (bps) Deposit Cost: Cost of MMDA 1.48% 1.45% 1.29% 1.15% 0.62% Cost of customer time 2.13% 2.13% 2.07% 1.95% 1.78% Cost of interest-bearing 1.49% 1.47% 1.36% 1.25% 0.92% Total deposit cost 1.14% 1.11% 1.02% 0.94% 0.65% Loans HFI Yield: Contractual interest 5.57% 5.50% 5.27% 5.14% 4.57% Origination and other 0.29% 0.30% 0.26% 0.23% 0.24% loan fee income Nonaccrual interest 0.01% 0.02% 0.04% 0.02% 0.01% Accretion on 0.20% 0.19% 0.23% 0.14% 0.08% purchased loans Total loan (HFI) yield 6.07% 6.01% 5.80% 5.53% 4.90% ¹ Includes tax-equivalent adjustment 22

FirstBank

Mortgage operations overview

Highlights

- Record total Mortgage pre-tax contribution of $33.6mm for 2Q 2020
- Mortgage sale margins continue to be elevated due to industry capacity constraints and low interest rates
- Mortgage pipeline at the end of 2Q 2020 remains robust at $1.2 billion, as compared to $0.6 billion at the end of 2Q 2019
- Mortgage banking income $72.2mm, up 194.3% from 2Q 2019 and 120.4% from 1Q 2020
- Mortgage structure allows team to capitalize on attractive rate environments while weathering downturns

Quarterly mortgage production



Consumer Direct
Retail
Wholesale
2Q19
1Q20
2Q20

	2Q19	1Q20	2Q20
IRLC volume:	$1,820mm	$2,094mm	$2,239mm
IRLC pipeline[2]:	$609mm	$1,085mm	$1,206mm
Refinance %:	49%	78%	80%
Purchase %:	51%	22%	20%

Mortgage banking income ($mm)

	2Q19	1Q20	2Q20
Gain on Sale	$21.0	$30.4	$45.5
Fair value changes	$3.3	$3.2	$34.8
Servicing Revenue	$4.0	$5.0	$5.1
Fair value MSR changes	($3.8)	($5.9)	($13.2)
Total Income	$24.5	$32.7	$72.2

Mark to Market Value and Gain on Sale Margin



Mark to Market Value [3]
Gain on Sale Margin
2.22%
1.67%
2.20%
2.29%
2.27%
2.88%
1.41%
2.92%
3.84%
2.85%
2Q19
3Q19
4Q19
1Q20
2Q20

[1] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures

[2] As of the respective period-end

[3] Defined as pipeline net of hedge plus best efforts divided by hedge weighted volume.

23

Managing operating leverage Highlights Core efficiency ratio (tax-equivalent basis)¹ ◼ Consolidated 2Q 2020 core efficiency ratio¹ Banking segment of 57.5% driven by record mortgage Consolidated 93.3% contribution 92.4% Mortgage segment 85.0% 79.5% ◼ Converted FNB Financial Corp in May 2020; cost savings in line with expectations 66.5% 65.9% 65.7% 64.5% 63.2% 61.1% 61.8% 58.5% 59.6% 57.5% ◼ Anticipate Franklin Synergy Bank conversion 48.9% in 4Q 2020 ◼ Record quarterly mortgage contribution in low rate environment ◼ Expense control remains a focus for 2020 with margin headwinds 2Q19 3Q19 4Q19 1Q20 2Q20 ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. 24

Appendix 25

GAAP reconciliation and use of non-GAAP financial measures Adjusted net income and diluted earnings per share 26

GAAP reconciliation and use of non-GAAP financial measures Pre-tax, pre-provision earnings and diluted earnings per share 27

GAAP reconciliation and use of non-GAAP financial measures Adjusted pro forma net income and diluted earnings per share* 28

GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision earnings and diluted earnings per share 29

GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis) 30

GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis) 31

GAAP reconciliation and use of non-GAAP financial measures Segment core efficiency ratios (tax-equivalent basis) 32

GAAP reconciliation and use of non-GAAP financial measures Adjusted mortgage contribution 33

GAAP reconciliation and use of non-GAAP financial measures Tangible assets and equity 34

GAAP reconciliation and use of non-GAAP financial measures Return on average tangible common equity 35

GAAP reconciliation and use of non-GAAP financial measures Adjusted return on average tangible common equity Adjusted return on average assets and equity 36

GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision return on average tangible common equity Adjusted pre-tax, pre-provision return on average assets and equity 37

GAAP reconciliation and use of non-GAAP financial measures Adjusted pro forma return on average assets and equity Adjusted pre-tax, pre-provision return on average assets and equity 38

GAAP reconciliation and use of non-GAAP financial measures Adjusted Allowance for Credit Losses to Loans Held for Investment 39